Exhibit 99.1

Two Bethesda Metro Center
14th Floor
Bethesda, MD 20814
(301) 951-6122
(301) 654-6714 Fax
www.AmericanCapital.com

FOR IMMEDIATE RELEASE
August 2, 2011

CONTACT:
Investors - (301) 951-5917
Media - (301) 968-9400

AMERICAN CAPITAL REPORTS SECOND QUARTER 2011 NET OPERATING INCOME OF $71 MILLION, OR $0.20 PER DILUTED SHARE, AND NET EARNINGS OF $410 MILLION, OR $1.13 PER DILUTED SHARE

Bethesda, MD - August 2, 2011 - American Capital, Ltd. (“American Capital” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended June 30, 2011, of $71 million, or $0.20 per diluted share. Net earnings for the quarter were $410 million, or $1.13 per diluted share. Net asset value (“NAV”) per share increased 10%, or $1.19 per share, from March 31, 2011 to $13.16 as of June 30, 2011.

Q2 2011 FINANCIAL SUMMARY

•	$71 million NOI
✓    $42 million, or 145%, increase over Q2 2010

•	$(177) million net realized loss (net earnings less net unrealized appreciation)
✓    $114 million, or 39%, improvement over Q2 2010

•	$587 million net unrealized appreciation of investments
✓    $15 million, or 3%, increase over Q2 2010

•	$410 million net earnings
✓    $129 million, or 46%, increase over Q2 2010
✓    38% annualized return on average equity (“ROE”)

•	$179 million of cash proceeds from realizations

•	$100 million of securitization debt repaid

•	$13.16 NAV per share
✓    $1.19 per share, or 10%, increase over Q1 2011

“Our net asset value per share grew by $1.19 for the quarter to $13.16, delivering a 38% annualized return on equity for the quarter,” said Malon Wilkus, Chairman and Chief Executive Officer. “We have now experienced eight consecutive quarters of net earnings on our investments, and earned $844 million in the first half of 2011, an 80% increase over the same period last year. We believe that the performance of our portfolio will continue to improve if the economy continues to recover. We remain focused on improving our balance sheet, growing our portfolio companies and originating high quality investment opportunities.”

PORTFOLIO VALUATION
For the quarter ended June 30, 2011, net unrealized appreciation of investments totaled $587 million. The primary components of the net unrealized appreciation were:

•	$156 million unrealized appreciation in American Capital's investment in American Capital, LLC, its alternative asset management company, primarily due to an increase in its funds under management;

•
$137 million unrealized appreciation in American Capital's investment in European Capital, excluding any impact of foreign currency translation on European Capital's cost basis or cumulative unrealized depreciation, primarily due to an increase in European Capital's NAV and a decrease in the implied discount to its NAV,

✓    The Company's equity investment in European Capital is valued at $933 million, compared to the $1,035 million fair value of European Capital's NAV;

American Capital, Ltd.
August 2, 2011

•	$30 million net unrealized appreciation from American Capital's private finance portfolio as a result of improved portfolio company performance and improved multiples;

•	$8 million net unrealized appreciation from structured products investments as a result of improved cash flow projections and improved pricing of comparable transactions; and

•	$239 million of reversals of prior net unrealized depreciation associated with net realized losses on portfolio investments.

PORTFOLIO LIQUIDITY AND PERFORMANCE
In the second quarter of 2011, $179 million of cash proceeds were received from realizations of portfolio investments and exits. The Company made $6 million in new committed investments during the quarter. The weighted average effective interest rate on the Company's private finance debt investments as of June 30, 2011 was 10.5%, which was 20 basis points higher than the March 31, 2011 rate of 10.3% and 30 basis points higher than the December 31, 2010 rate of 10.2%.

As of June 30, 2011, loans with a fair value of $255 million were on non-accrual, representing 9.0% of total loans at fair value, compared to $227 million fair value of non-accrual loans, representing 7.7% of total loans at fair value as of March 31, 2011.

“During the quarter, we continued to strengthen our balance sheet,” said Gordon O'Brien, President, Specialty Finance and Operations. “We paid down an additional $100 million of securitization debt and strengthened our asset coverage ratio to 376%, which is a 0.4:1 debt to equity ratio. We continued to see strong liquidity in our portfolio during the quarter and focused on maximizing the value of our investments through organic growth and operational improvements to generate shareholder value.”

CHANGE IN TAX STATUS
The Company has determined that it will not qualify as a Regulated Investment Company (“RIC”) under the Internal Revenue Code (the “Code”) for its tax year ending September 30, 2011, because it did not meet the Code's portfolio diversification requirements as of June 30, 2011. Therefore, the Company will be subject to taxation under Subchapter C of the Code, which is applicable to most public corporations, rather than Subchapter M of the Code, which is applicable to RICs. The Company expects that for income tax purposes, it will have a net operating loss for the tax year ending September 30, 2011. Under Subchapter C of the Code, the Company will be able to carry that loss forward to its succeeding tax years, which it would not be able to do if it were subject to taxation as a RIC.

The Company may again qualify as a RIC in future tax years and then elect to be subject to taxation under Subchapter M. If that were to occur, the Company would again be subject to the rules under Subchapter M, including those related to annual distribution requirements and the composition of its gross income and investment portfolio. This change in tax status does not affect the Company's status as a Business Development Company under the Investment Company Act of 1940, as amended, or the Company's compliance with the portfolio composition requirements of that statute.

“During the quarter, we became taxable as a Subchapter C corporation,” said John Erickson, President, Structured Finance and Chief Financial Officer. “As a C corporation, we can carry forward our expected 2011 ordinary taxable loss into future tax years to offset future ordinary income, which we would not be able to do as a RIC. These future earnings can then be retained. Additionally, we increased shareholder value in part by growing our asset management company. Our assets under management grew by $15 billion to $52 billion as American Capital Agency Corp. raised an additional $1.4 billion of equity during the quarter, and our asset management company added senior talent to prepare for future growth.”

American Capital, Ltd.
August 2, 2011

AMERICAN CAPITAL, LTD.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2011, December 31, 2010 and June 30, 2010
(in millions, except per share amounts)

	Q2	Q4	Q2 2011 Versus Q4 2010		Q2	Q2 2011 Versus Q2 2010
	2011	2010	$	%	2010	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $7,204, $7,698 and $8,439, respectively)	$5,909	$5,475	$434	8%	$5,694	$215	4%
Cash and cash equivalents	186	269	(83)	(31)%	176	10	6%
Restricted cash and cash equivalents	116	185	(69)	(37)%	185	(69)	(37)%
Interest receivable	25	37	(12)	(32)%	32	(7)	(22)%
Derivative agreements at fair value	8	4	4	100%	3	5	167%
Other	89	114	(25)	(22)%	131	(42)	(32)%
Total assets	$6,333	$6,084	$249	4%	$6,221	$112	2%

Liabilities and Shareholders' Equity
Debt	$1,642	$2,259	$(617)	(27)%	$2,924	$(1,282)	(44)%
Derivative agreements at fair value	98	106	(8)	(8)%	120	(22)	(18)%
Other	52	51	1	2%	64	(12)	(19)%
Total liabilities	1,792	2,416	(624)	(26)%	3,108	(1,316)	(42)%

Shareholders' equity

Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—

Common stock, $0.01 par value, 1,000.0 shares authorized, 354.7, 352.7 and 351.5 issued and 345.1, 342.4 and 340.1 outstanding, respectively	3	3	—	—	3	—	—
Capital in excess of par value	7,160	7,131	29	—	7,051	109	2%
Distributions in excess of net realized earnings	(1,234)	(1,136)	(98)	(9)%	(1,077)	(157)	(15)%
Net unrealized depreciation of investments	(1,388)	(2,330)	942	40%	(2,864)	1,476	52%
Total shareholders' equity	4,541	3,668	873	24%	3,113	1,428	46%
Total liabilities and shareholders' equity	$6,333	$6,084	$249	4%	$6,221	$112	2%

NAV per common share outstanding	$13.16	$10.71	$2.45	23%	$9.15	$4.01	44%

American Capital, Ltd.
August 2, 2011

AMERICAN CAPITAL, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three and Six Months Ended June 30, 2011 and 2010
(in millions, except per share data)
(unaudited)

			Three Months Ended				Six Months Ended
	Three Months Ended		June 30,		Six Months Ended		June 30,
	June 30,		2011 Versus 2010		June 30,		2011 Versus 2010
	2011	2010	$	%	2011	2010	$	%

OPERATING INCOME
Interest and dividend income	$131	$138	$(7)	(5)%	$277	$288	$(11)	(4)%
Fee income	11	13	(2)	(15)%	24	27	(3)	(11)%
Total operating income	142	151	(9)	(6)%	301	315	(14)	(4)%

OPERATING EXPENSES
Interest	20	56	(36)	(64)%	49	113	(64)	(57)%
Salaries, benefits and stock-based compensation	38	34	4	12%	74	68	6	9%
General and administrative	13	15	(2)	(13)%	24	35	(11)	(31)%
Debt refinancing costs	—	17	(17)	(100)%	—	21	(21)	(100)%
Total operating expenses	71	122	(51)	(42)%	147	237	(90)	(38)%

NET OPERATING INCOME	71	29	42	145%	154	78	76	97%

Net realized gain (loss) on investments
Portfolio company investments	(235)	(291)	56	19%	(225)	(398)	173	43%
Foreign currency transactions	1	1	—	—	1	(2)	3	NM
Derivative agreements	(14)	(30)	16	53%	(27)	(46)	19	41%
Total net realized loss on investments	(248)	(320)	72	23%	(251)	(446)	195	44%

NET REALIZED LOSS	(177)	(291)	114	39%	(97)	(368)	271	74%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	558	695	(137)	(20)%	814	1,052	(238)	(23)%
Foreign currency translation	29	(125)	154	NM	114	(212)	326	NM
Derivative agreements	—	2	(2)	(100)%	13	(4)	17	NM
Total net unrealized appreciation of investments	587	572	15	3%	941	836	105	13%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS ("NET EARNINGS")	$410	$281	$129	46%	$844	$468	$376	80%

NET OPERATING INCOME PER COMMON SHARE
Basic	$0.20	$0.09	$0.11	122%	$0.44	$0.25	$0.19	76%
Diluted	$0.20	$0.09	$0.11	122%	$0.43	$0.25	$0.18	72%

NET REALIZED LOSS PER COMMON SHARE
Basic	$(0.51)	$(0.88)	$0.37	42%	$(0.28)	$(1.20)	$0.92	77%
Diluted	$(0.49)	$(0.87)	$0.38	44%	$(0.27)	$(1.18)	$0.91	77%

NET EARNINGS PER COMMON SHARE
Basic	$1.18	$0.85	$0.33	39%	$2.43	$1.52	$0.91	60%
Diluted	$1.13	$0.84	$0.29	35%	$2.34	$1.50	$0.84	56%

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING
Basic	347.3	330.9	16.4	5%	346.7	307.4	39.3	13%
Diluted	361.6	335.7	25.9	8%	360.0	311.0	49.0	16%
______________________________
NM = Not meaningful

American Capital, Ltd.
August 2, 2011

AMERICAN CAPITAL, LTD.
OTHER FINANCIAL INFORMATION
Three Months Ended June 30, 2011, December 31, 2010 and June 30, 2010
(in millions, except per share data)
(unaudited)

			Q2 2011 Versus Q4 2010			Q2 2011 Versus Q2 2010
	Q2 2011	Q4 2010	$	%	Q2 2010	$	%

Assets Under Management
American Capital Assets at Fair Value	$6,333	$6,084	$249	4%	$6,221	$112	2%
Externally Managed Assets at Fair Value(1)	45,605	16,561	29,044	175%	9,930	35,675	359%
Total	$51,938	$22,645	$29,293	129%	$16,151	$35,787	222%

New Investments
Senior Debt	$5	$35	$(30)	(86)%	$47	$(42)	(89)%
Mezzanine Debt	—	—	—	—	4	(4)	(100)%
Preferred Equity	1	—	1	100%	1	—	—
Total	$6	$35	$(29)	(83)%	$52	$(46)	(88)%

Add-on Financing for Working Capital in Distressed Situations	$3	$10	$(7)	(70)%	$12	$(9)	(75)%
Add-on Financing for Growth and Working Capital	2	—	2	100%	—	2	100%
Add-on Financing for Acquisitions	1	—	1	100%	—	1	100%
Add-on Financing for Purchase of Debt of a Portfolio Company	—	25	(25)	(100)%	—	—	—
Financing for Private Equity Buyouts	—	—	—	—	35	(35)	(100)%
Add-on Financing for Recapitalizations	—	—	—	—	5	(5)	(100)%
Total	$6	$35	$(29)	(83)%	$52	$(46)	(88)%

Realizations
Principal Prepayments	$114	$330	$(216)	(65)%	$272	$(158)	(58)%
Sale of Equity Investments	28	97	(69)	(71)%	45	(17)	(38)%
Payment of Accrued Payment-in-Kind Notes and Dividends and Accreted Original Issue Discounts	28	33	(5)	(15)%	25	3	12%
Scheduled Principal Amortization	9	14	(5)	(36)%	9	—	—
Total	$179	$474	$(295)	(62)%	$351	$(172)	(49)%

Appreciation, Depreciation, Gain and Loss
Gross Realized Gain	$2	$24	$(22)	(92)%	$10	$(8)	(80)%
Gross Realized Loss	(237)	(71)	(166)	(234)%	(301)	64	21%
Portfolio Net Realized Loss	(235)	(47)	(188)	(400)%	(291)	56	19%
Foreign Currency Transactions	1	—	1	100%	1	—	—
Derivative Agreements	(14)	(15)	1	7%	(30)	16	53%
Net Realized Loss	(248)	(62)	(186)	(300)%	(320)	72	23%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	165	163	2	1%	213	(48)	(23)%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(135)	(81)	(54)	(67)%	(74)	(61)	(82)%
Net Unrealized Appreciation of Private Finance Portfolio Investments	30	82	(52)	(63)%	139	(109)	(78)%
Net Unrealized Appreciation of European Capital Investment	137	120	17	14%	157	(20)	(13)%
Net Unrealized (Depreciation) Appreciation of European Capital Foreign Currency Translation	(12)	22	(34)	NM	94	(106)	NM
Net Unrealized Appreciation of American Capital Agency Corp.	—	—	—	—	2	(2)	(100)%
Net Unrealized Appreciation of American Capital, LLC	156	49	107	218%	10	146	1,460%
Net Unrealized Appreciation (Depreciation) of Structured Products	8	54	(46)	(85)%	(16)	24	NM
Reversal of Prior Period Net Unrealized Depreciation Upon Realization	239	61	178	292%	309	(70)	(23)%

American Capital, Ltd.
August 2, 2011

Net Unrealized Appreciation of Portfolio Company Investments	558	388	170	44%	695	(137)	(20)%
Foreign Currency Translation - European Capital	28	(34)	62	NM	(120)	148	NM
Foreign Currency Translation - Other	1	(2)	3	NM	(5)	6	NM
Derivative Agreements	—	24	(24)	(100)%	2	(2)	(100)%
Net Unrealized Appreciation of Investments	587	376	211	56%	572	15	3%

Net Gains, Losses, Appreciation and Depreciation	$339	$314	$25	8%	$252	$87	35%

Other Financial Data
NAV per Share	$13.16	$10.71	$2.45	23%	$9.15	$4.01	44%
Debt at Cost	$1,642	$2,259	$(617)	(27)%	$2,924	$(1,282)	(44)%
Debt at Fair Value	$1,591	$2,208	$(617)	(28)%	$2,844	$(1,253)	(44)%
Market Capitalization	$3,427	$2,588	$839	32%	$1,639	$1,788	109%
Total Enterprise Value(2)	$4,883	$4,579	$304	7%	$4,387	$496	11%
Asset Coverage Ratio	376%	262%			206%
Debt to Equity Ratio	0.4x	0.6x			0.9x
Credit Quality
Weighted Average Effective Interest Rate on Private Finance Debt Investments at Period End	10.5%	10.2%			10.3%
Loans on Non-Accrual at Cost	$519	$702	$(183)	(26)%	$686	$(167)	(24)%
Loans on Non-Accrual at Fair Value	$255	$239	$16	7%	$308	$(53)	(17)%
Non-Accrual Loans at Cost as a Percentage of Total Loans at Cost	16.7%	19.6%			16.5%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	9.0%	7.8%			8.5%
Past Due Loans at Cost	$23	$58	$(35)	(60)%	$57	$(34)	(60)%
Debt to Equity Conversions at Cost	$58	$9	$49	544%	$—	$58	100%
Return on Equity
LTM Net Operating Income Return on Average Equity at Cost	4.7%	3.4%			2.1%
LTM Net Realized Loss Return on Average Equity at Cost	(1.7)%	(6.2)%			(11.3)%
LTM Net Earnings Return on Average Equity at Fair Value	36.7%	33.5%			27.0%
Current Quarter Annualized Net Operating Income Return on Average Equity at Cost	4.8%	4.5%			2.0%
Current Quarter Annualized Net Realized (Loss) Earnings Return on Average Equity at Cost	(11.8)%	0.3%			(19.5)%
Current Quarter Annualized Net Earnings Return on Average Equity at Fair Value	37.9%	44.0%			39.8%
______________________________
NM = Not meaningful
(1)     Includes total assets of American Capital Agency Corp., European Capital, American Capital Equity I, American Capital Equity II and ACAS CLO-1 less American Capital's investment in the funds.
(2)     Enterprise value is calculated as debt at cost plus market capitalization less cash and cash equivalents on hand.

American Capital, Ltd.
August 2, 2011

	Static Pool (1)
Portfolio Statistics ($ in millions, unaudited)	Pre- 2001	2001	2002	2003	2004	2005	2006	2007	2008	2011	Pre-2001 - 2011 Aggregate	2006 - 2011 Aggregate
IRR at Fair Value of All Investments(2)	8.6%	18.1%	8.1%	20.2%	13.5%	12.0%	9.9%	(7.0)%	8.4%	—	7.9%	1.4%
IRR of Exited Investments(5)	9.1%	20.1%	9.4%	23.2%	17.0%	22.4%	10.3%	(10.2)%	13.8%	N/A	10.7%	0.5%
IRR at Fair Value of Equity Investments Only(2)(3)(4)	7.9%	46.3%	11.3%	27.2%	26.3%	6.6%	14.4%	(11.4)%	17.7%	—	8.6%	3.0%
IRR of Exited Equity Investments Only(3)(4)(5)	10.9%	48.0%	21.3%	36.8%	48.7%	58.3%	17.8%	9.2%	35.7%	N/A	28.2%	15.7%
IRR at Fair Value of All One Stop Buyout Investments(2)	2.7%	17.3%	10.8%	18.4%	15.8%	26.3%	12.6%	0.3%	13.0%	N/A	12.5%	7.2%
IRR at Fair Value of Current One Stop Buyout Investments(2)	17.3%	(3.9)%	(0.6)%	16.8%	5.8%	20.1%	11.3%	(3.2)%	13.0%	N/A	9.2%	4.5%
IRR of Exited One Stop Buyout Investments(5)	1.3%	21.4%	14.6%	21.7%	27.3%	31.7%	15.2%	16.7%	10.9%	N/A	16.4%	15.5%
Original Investments and Commitments	$1,065	$376	$964	$1,436	$2,266	$4,740	$5,227	$7,450	$1,037	$14	$24,575	$13,728
Total Exits and Prepayments of Original Investments and Commitments	$995	$353	$836	$1,098	$1,955	$2,373	$3,787	$4,546	$304	$—	$16,247	$8,637
Total Interest, Dividends and Fees Collected	$407	$147	$342	$424	$672	$1,065	$1,147	$1,067	$299	$—	$5,570	$2,513
Total Net Realized (Loss) Gain on Investments	$(137)	$(4)	$(99)	$143	$28	$279	$(107)	$(971)	$(26)	$—	$(894)	$(1,104)
Current Cost of Investments	$76	$23	$143	$324	$353	$2,087	$1,225	$2,313	$657	$3	$7,204	$4,198
Current Fair Value of Investments	$60	$1	$91	$421	$254	$2,068	$1,102	$1,331	$578	$3	$5,909	$3,014
Current Fair Value of Investments as a % of Total Investments at Fair Value	1.0%	—	1.6%	7.1%	4.3%	35.0%	18.6%	22.5%	9.8%	0.1%	100.0%	51.0%
Net Unrealized (Depreciation) Appreciation	$(16)	$(22)	$(52)	$97	$(99)	$(19)	$(123)	$(982)	$(79)	$—	$(1,295)	$(1,184)
Non-Accruing Loans at Cost	$—	$15	$18	$—	$36	$36	$94	$264	$56	$—	$519	$414
Non-Accruing Loans at Fair Value	$1	$1	$9	$—	$11	$13	$32	$163	$25	$—	$255	$220
Equity Interest at Fair Value(3)	$35	$—	$6	$207	$70	$1,577	$435	$295	$224	$3	$2,852	$957
Debt to EBITDA(6)(7)(8)(12)	2.8	NM	9.8	3.5	6.3	4.7	4.7	6.5	5.5	—	5.4	5.6
Interest Coverage(6)(8)(12)	4.2	NM	1.7	3.1	2.4	3.4	2.4	1.8	1.7	—	2.4	2.0
Debt Service Coverage(6)(8)(12)	3.8	NM	1.6	2.5	1.4	2.0	2.2	1.5	1.4	—	1.9	1.7
Average Age of Companies(8)(12)	33 yrs	26 yrs	32 yrs	41 yrs	51 yrs	28 yrs	37 yrs	31 yrs	22 yrs	1 yr	33 yrs	33 yrs
Diluted Ownership Percentage(3)(12)	60%	86%	42%	54%	67%	77%	43%	49%	52%	—	60%	60%
Average Sales(8)(9)(12)	$48	$6	$46	$196	$63	$114	$158	$185	$103	$—	$145	$145
Average EBITDA(8)(10)(12)	$7	$—	$10	$41	$15	$24	$38	$34	$30	$—	$31	$31
Average EBITDA Margin(12)	14.4%	(6.2)%	21.0%	20.9%	24.1%	21.5%	23.9%	18.3%	28.9%	—	21.3%	21.3%
Total Sales(8)(9)	$96	$299	$174	$1,359	$328	$1,510	$4,459	$5,061	$1,211	$—	$14,497	$10,731
Total EBITDA(8)(10)	$14	$6	$31	$195	$61	$259	$469	$839	$245	$—	$2,119	$1,553
% of Senior Loans(8)(11)	70%	100%	54%	57%	35%	39%	30%	54%	19%	—	42%	40%
% of Loans with Lien(8)(11)	100%	67%	100%	100%	100%	92%	93%	90%	56%	—	91%	88%
———————
(1)    Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. There were no investments made in 2009 and 2010 static pool years.
(2)    Assumes investments are exited at current fair value.
(3)    Excludes investments in structured products.
(4)    Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(5)    Includes fully exited securities of existing portfolio companies.
(6)    These amounts do not include investments in which we own only equity.
(7)    For portfolio companies with a nominal EBITDA amount, the portfolio company's maximum debt leverage is limited to 15 times EBITDA.
(8)    Excludes investments in structured products, managed funds and American Capital, LLC.
(9)    Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(10)    EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)    As a percentage of our total debt investments.
(12)    Weighted average based on fair value.

American Capital, Ltd.
August 2, 2011

SHAREHOLDER CALL
American Capital invites shareholders, analysts and interested parties to attend the shareholder call on August 3, 2011 at 11:00 am ET. The shareholder call can be accessed through a live webcast, free of charge, at www.AmericanCapital.com or by dialing (877) 569-8701 (U.S. domestic) or (574) 941-7382 (international). All callers are asked to dial in 10-15 minutes prior to the call to register. Please provide the operator with the conference ID number 83124239. Callers who do not plan on asking a question and have access to the internet are asked to utilize the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q2 2011 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call on August 3, 2011. In addition, there will be a phone recording available from 2:00 pm ET August 3, 2011 until 11:59 pm ET August 17, 2011. If you are interested in hearing the recording of the presentation, please dial (855) 859-2056 (U.S. domestic) or (404) 537-3406 (international). The access code for both domestic and international callers is 83124239.

ABOUT AMERICAN CAPITAL
American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $52 billion in assets under management and eight offices in the U.S., Europe and Asia. American Capital and European Capital will consider investment opportunities from $10 million to $300 million. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION
Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor's shares, when sold, may be worth more or less than their original cost. Additionally, American Capital's current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Company's subsequent periodic filings. Copies are available on the SEC's website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.